Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Western Alliance Bancorporation of our report dated March 30, 2012 relating to the consolidated financial statements incorporated by reference in the Annual Report on Form 10-K/A of Western Liberty Bancorp, Inc. for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California

August 27, 2012